Exhibit 99.1

FOR IMMEDIATE RELEASE

Equinix Closes Metronode Acquisition to

Become Market Leader in Australia

Adds four new markets to accelerate interconnection and

digital edge deployments nationwide

REDWOOD CITY, Calif., – April 18, 2018 – Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced the completion of its acquisition of Metronode, a leading data center provider operating facilities throughout Australia.

The acquisition makes Equinix the market leader in Australia with 15 International Business ExchangeTM (IBX®) data centers nationwide. It expands the company’s operations in Sydney and Melbourne, and provides a presence in four new markets: Perth, Canberra, Adelaide and Brisbane.

Digital transformation could add as much as A$45 billion (approximately US$35 billion) to Australia’s gross domestic product (GDP) by 2021, according to new joint research from Microsoft and IDC1. The expanded Platform Equinix® will provide significant opportunities for Australian organizations to continue their digital transformation, and move their IT infrastructure, applications and services closer to the digital edge in proximity to global customers and partners.

The closure follows an agreement Equinix made with Ontario Teachers’ Pension Plan in December 2017 to acquire all the equity interests in Metronode group of companies in an all-cash transaction for A$1.035 billion, or approximately US$804 million.

Highlights/Key Facts

•	The Metronode assets add more than 860,000 square feet (80,000 square meters) of land, 90 percent of which is owned, to the global portfolio of Equinix. These sites add approximately 215,000 square feet (20,000 square meters) of gross colocation space in Australia.

•	The acquisition adds to Platform Equinix two data centers in Melbourne, and three in greater Sydney (including one in Illawarra), meeting customer demand for dual sites in each metro for redundancy and to host their data in network-rich, hyperscale ready facilities. It also adds two data centers to the Equinix portfolio in Perth, and one in each of Canberra, Adelaide and Brisbane, enabling businesses in Australia to locate their data in multiple sites across the country.

•	With Metronode’s strong existing customer base in government and proven track record of supporting both federal and state levels, Equinix is now well-positioned to serve both existing government agencies and new partners in this sector across Australia.

[1]	Unlocking the Economic Impact of Digital Transformation in Asia Pacific

•	Additionally, the Metronode site in Perth will become the landing station for the new Vocus Australia Singapore Cable. With the existing submarine cable deployments at Equinix in Sydney, Equinix becomes a leading provider of intercontinental connectivity, improving performance with lower latency and increased flexibility for customers across Australia.

•	The acquisition furthers local growth momentum. Equinix recently completed the phase two expansion of its Sydney 4 IBX (SY4) and the phase three expansion of its Melbourne 1 IBX (ME1) is expected to be completed in Q3 2018.

•	The Equinix footprint in the Asia-Pacific region now includes 40 data centers and extends the company’s global footprint to 200 data centers across 52 markets, enabling customers with increased capacity to enhance their IT infrastructure at the digital edge with Platform Equinix.

•	About 60 employees will join the Equinix team in Asia-Pacific as part of the acquisition.

Quotes

•	Jabez Tan, Research Director, Structure Research:

“Equinix is doubling down in priority markets and breaking into emerging markets in a meaningful way through this acquisition. Meeting customer demand for multi-site campus locations and submarine cable connectivity while also providing hyperscale cloud verticals, places Equinix in a leading position in the Australian market. With a high percentage of owned assets and increased speed to market through its operational footprint, Equinix has become the market leader in Australia and is well placed for further expansion while also being well-equipped to support the government.”

•	Samuel Lee, President of Equinix Asia-Pacific:

“The acquisition of Metronode ensures Equinix will continue to strengthen its leadership position in the Asia-Pacific region and support our ongoing global expansion while further enabling Australia’s digital economy. Equinix is increasingly helping customers to digitally transform their businesses through deploying high-level interconnections taking their infrastructure, applications and services closer to customers and partners.”

•	Jeremy Deutsch, Managing Director, Equinix Australia:

“Equinix is committed to matching the growth of our customers and meeting their demands for digital transformation and innovation. This acquisition expands our national footprint and will enable us to help our customers interconnect at the digital edge throughout Australia. We are thrilled to already see very strong demand from our existing customers and potential new customers, each expressing their desire to expand into the enlarged Platform Equinix across Australia.”

Additional Resources

•	Equinix acquires Metronode Data Centers [website]

•	Equinix to Extend Market Leadership in Australia through Acquisition of Metronode [press release]

•	Equinix now has 15 sites in 6 markets across Australia [blog]

•	451 Research – Equinix branches out across Australia with $792m Metronode acquisition [analyst report]

•	Accelerating Global Interconnection with the Acquisition of Metronode [blog]

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world’s leading businesses to their customers, employees and partners inside the most interconnected data centers. In 52 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. Equinix.com

Forward-Looking Statements

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from Metronode and the expected benefits from the acquisition. When used in this document, the words “anticipates,” “can,” “will,” “look forward to,” “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Factors that might cause such differences include, but are not limited to, the possibility that the anticipated benefits from the acquisition of Metronode cannot be fully realized or may take longer to realize than expected; unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we may acquire from Metronode; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Metronode data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from Metronode; competition from existing and new competitors; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Equinix. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix, IBX and Platform Equinix are registered trademarks of Equinix, Inc.

International Business Exchange is trademark of Equinix, Inc.

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Equinix Press Contact (Global)

Michelle Lindeman

+1 (650) 598-6361

mlindeman@equinix.com

Equinix Investor Relations Contacts

Katrina Rymill

+1 (650) 598-6583

krymill@equinix.com

Chip Newcom

+1 (650) 598-6262

cnewcom@equinix.com

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